Exhibit 99.1

news release

Media Contact:	Investor Contact:
Vibha Agrawal	Sujal Shah
610-712-1737 (office)	610-712-5471 (office)
908-256-6234 (cellular)	sujal@agere.com
vagrawal@agere.com

AGERE SYSTEMS REPORTS RESULTS FOR THE SECOND QUARTER OF FISCAL 2004

—Company reports GAAP profit of $0.04 per share; pro forma profit of $0.05 per share, with both business segments reporting profitability

—Revenues increase 4 percent over year-ago quarter, with growth in both Client and Infrastructure businesses

— Sequential revenue decrease of 10 percent primarily due to the forecasted 3G-related decline in Client Systems; Infrastructure Systems grows 8 percent sequentially, sees strength across the business

—Company reports third consecutive quarter of positive cash flow from operations

FOR RELEASE: TUESDAY, APRIL 27, 2004

     ALLENTOWN, Pa. — Agere Systems (NYSE: AGR.A, AGR.B) today reported a GAAP net income of $74 million or $0.04 per share for the second quarter of fiscal 2004, compared to the year-ago net loss of $125 million or $0.08 per share, and the December quarter net loss of $39 million, or $0.02 per share.

     The company reported a pro forma net income of $83 million, or $0.05 per share, compared to a pro forma net loss of $105 million, or $0.06 per share in the year-ago quarter, and a pro forma net income of $22 million, or $0.01 per share in the December quarter.

     Both GAAP and pro forma earnings in the March quarter included a tax benefit of $82 million, which the company noted in its earnings update on March 17.

     Pro forma net income excludes gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; purchased in-process research and development charges related to acquisitions; amortization of acquired intangible assets; net gain or loss from the sale of operating assets and cumulative effect of an accounting change.

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     The company’s revenues were $462 million, up 4 percent over the year-ago quarter, and down 10 percent sequentially. The sequential decline was due primarily to the forecasted decrease in sales of 3G chipsets for mobile phones related to delays in 3G deployment. The company’s revenues were slightly lower than the guidance provided in March due to lower-than-expected intellectual property licensing revenues.

     The company’s Infrastructure Systems business reported revenues of $128 million, an increase over the year-ago quarter and up 8 percent sequentially, driven by growth across the business in wireless, wireline and enterprise applications. The company’s Client Systems business reported revenues of $334 million, up 6 percent over the year-ago quarter, and down 16 percent sequentially, due primarily to the decrease in sales of 3G chipsets for mobile phones in the quarter.

     The company reported its third consecutive quarter of positive cash flow from operations, less capital expenditures, generating $28 million in the March quarter. The company reduced its total debt by $39 million sequentially, while also improving cash and cash in trust by $7 million to $779 million.

     “We are entering the second half of our fiscal year on a good financial footing: both our segments are profitable, the company is cash flow positive and we are continuing to improve our gross margin percentage,” said John Dickson, president and CEO, Agere Systems. “We are also pleased with the turnaround in our Infrastructure segment, which is seeing revenue growth across the business.

     “While delays in 3G mobile phone deployment impacted our overall March quarter revenues, we saw strong growth in sales of 2.5G chipsets to all of our customers, and fully expect 3G revenues to increase in the June quarter,” added Dickson. “As we look beyond the June quarter, we are confident that we will be able to deliver revenue momentum by executing on the highest-growth opportunities: chips for data-capable mobile phones, consumer electronics disk drives, wireless and broadband access, and Gigabit Ethernet networking.”

Product and Customer Highlights

     Recent company highlights include:

•	Introduction of the new Vision™ mobile handset architecture, which enables phone manufacturers to rapidly deliver multimedia-capable wireless phones that support such applications as real-time audio and video streaming, digital photo imaging and interactive gaming. Agere’s solution combines an

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advanced digital baseband chip set, proven software and state-of-the-art tools to provide a low-power, highly integrated framework for a broad range of multimedia mobile devices in 2.5G/GPRS, EDGE and 3G/WCDMA standards.

•	A $200 million supply agreement with Samsung for calendar 2004 to provide chipsets and software for Samsung’s broad portfolio of advanced GPRS/EDGE mobile phones.

•	Announcement that market research firm In-Stat/MDR ranked Agere No. 1 worldwide in the sale of merchant traffic management chips. With a reported 51 percent market share, Agere has three times the sales of the number two provider in this area.

•	Announcement of five high-performance radio frequency (RF) overmolded, plastic-packaged transistor products that will reduce the costs of RF transistor packaging up to 25 percent. Agere’s solutions will lower the overall costs and accelerate deployment of a broad array of wireless base station amplifier equipment.

•	Introduction of performance acceleration software for its WaveLAN™ 802.11a/b/g multimode chip set, delivering up to 150 megabit-per-second (Mbit/s) data throughput speeds for wireless networking products. This “turbo mode” capability, developed using standards-based quality-of-service techniques and other software enhancements, provides the highest performing Wi-Fi solution on the market.

•	Collaboration with Ubicom™ Inc., a leading supplier of wireless network processor and software platforms, to develop high-performance access points, routers and network peripherals for 802.11a/b/g networks. These designs benefit from exceptional hardware and software integration, delivering high-speed performance using compact, low-cost Wi-Fi solutions for both enterprise and residential applications.

•	Alliance with Troika Networks Inc., a leading provider of network storage services, to develop next-generation storage area networking (SAN) technologies for a variety of applications, including storage virtualization, continuous data protection, virtual tape and replication.

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Outlook

     In the June quarter, the company expects to report revenues in the range of $495 to $505 million, with sequential growth in both the Infrastructure Systems and the Client Systems business segments. The company expects both GAAP and pro forma earnings to be in the range of breakeven to $0.01 per share.

Earnings Webcast

     Agere Systems will host a conference call today at 8:30 a.m. EDT to discuss its financial results and outlook. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

     Agere Systems is a premier provider of advanced integrated circuit solutions for high-density storage, wireless data and multiservice networking applications. The company is the market leader in providing chips for desktop, mobile and consumer electronics hard disk drives. Agere’s wireless data portfolio includes industry-leading solutions for data-capable mobile phones, as well as Wi-Fi/802.11 solutions for wireless LANs and computing applications. Agere also provides custom and standard networking solutions to move information across wired, wireless and enterprise networks. Agere’s customers include the leading PC manufacturers, wireless terminal providers, network equipment suppliers and hard disk drive providers. More information about Agere Systems is available from its web site at www.agere.com.

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This press release contains forward-looking statements based on information currently available to Agere. Agere’s actual results could differ materially from the results stated or implied by these forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, our ability to keep pace with technological change, our dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2003, and our quarterly report on Form 10-Q for the period ended December 31, 2003. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Six Months Ended
	Mar 31	Dec 31	Mar 31	Mar 31	Mar 31
	2004	2003	2003	2004	2003
Revenue	$462	$516	$443	$978	$879
Costs	254	285	326	539	649

Gross profit — $	208	231	117	439	230
Gross profit — %	45.0%	44.8%	26.4%	44.9%	26.2%
Operating Expenses
Selling, general and administrative	70	76	78	146	151
Research and development	128	119	116	247	243
Amortization of acquired intangible assets	1	2	3	3	5
Purchased in-process research and development	—	13	—	13	—
Restructuring and other charges — net	7	47	68	54	93
(Gain) loss on sale of operating assets — net	1	(1)	2	—	2

Total operating expenses	207	256	267	463	494

Operating Income (Loss)	1	(25)	(150)	(24)	(264)
Other income — net	4	1	13	5	16
Interest expense	10	12	11	22	24

Loss from continuing operations before income taxes	(5)	(36)	(148)	(41)	(272)
Provision (benefit) for income taxes	(79)	3	30	(76)	54

Income (loss) from continuing operations	74	(39)	(178)	35	(326)

Discontinued Operations:
Income from operations of discontinued business — net of taxes	—	—	12	—	19
Gain on disposal of discontinued business — net of taxes	—	—	41	—	41

Income from discontinued operations	—	—	53	—	60

Income (loss) before cumulative effect of accounting change	74	(39)	(125)	35	(266)
Cumulative effect of accounting change — net of taxes	—	—	—	—	(5)

Net Income (Loss)	$74	$(39)	$(125)	$35	$(271)

Basic and diluted income (loss) per share information:
Income (loss) from continuing operations	$0.04	$(0.02)	$(0.11)	$0.02	$(0.20)
Income from discontinued operations	—	—	0.03	—	0.04

Income (loss) before cumulative effect of accounting change	0.04	(0.02)	(0.08)	0.02	(0.16)
Cumulative effect of accounting change	—	—	—	—	—

Net Income (loss)	$0.04	$(0.02)	$(0.08)	$0.02	$(0.16)

Weighted average shares outstanding—basic (in millions)	1,711	1,697	1,656	1,704	1,652

Weighted average shares outstanding—diluted (in millions)	1,734	1,697	1,656	1,727	1,652

Agere Systems Inc.
Unaudited Pro Forma Results of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Six Months Ended
	Mar 31	Dec 31	Mar 31	Mar 31	Mar 31
	2004	2003	2003	2004	2003
Revenue
Client	$334	$398	$316	$732	$616
Infrastructure	128	118	127	246	263

Total Revenue	462	516	443	978	879
Gross Profit — $ *
Client	124	155	47	279	84
Infrastructure	84	76	70	160	146

Total Gross Profit — $	208	231	117	439	230
Gross Profit — %
Client	37.1%	38.9%	14.9%	38.1%	13.6%
Infrastructure	65.6%	64.4%	55.1%	65.0%	55.5%

Total Gross Profit — %	45.0%	44.8%	26.4%	44.9%	26.2%
Operating Expenses Included in Pro Forma Results
Selling, general and administrative	70	76	78	146	151
Research and development	128	119	116	247	243

Pro Forma Operating Income (Loss)
Client	8	40	(60)	48	(136)
Infrastructure	2	(4)	(17)	(2)	(28)

Total Pro Forma Operating Income (Loss)	10	36	(77)	46	(164)
Other income — net	4	1	13	5	16
Interest expense	10	12	11	22	24
Provision (benefit) for income taxes	(79)	3	30	(76)	54

Pro Forma Net Income (Loss)	$83	$22	$(105)	$105	$(226)

Pro Forma Net Income (Loss) per share	$0.05	$0.01	$(0.06)	$0.06	$(0.14)

Weighted average shares outstanding—basic (in millions)	1,711	1,697	1,656	1,704	1,652

Weighted average shares outstanding—diluted (in millions)	1,734	1,697	1,656	1,727	1,652

Reconciliation of Pro Forma Operating Income (Loss) to Operating Income (Loss)
Pro Forma Operating Income (Loss)	$10	$36	$(77)	$46	$(164)
Amortization of acquired intangible assets	1	2	3	3	5
Purchased in-process research and development	—	13	—	13	—
Restructuring and other charges — net	7	47	68	54	93
(Gain) loss on sale of operating assets — net	1	(1)	2	—	2

Operating Income (Loss)	$1	$(25)	$(150)	$(24)	$(264)

Reconciliation of Pro Forma Net Income (Loss) to Net Income (Loss)
Pro Forma Net Income (Loss)	$83	$22	$(105)	$105	$(226)
Amortization of acquired intangible assets	1	2	3	3	5
Purchased in-process research and development	—	13	—	13	—
Restructuring and other charges — net	7	47	68	54	93
(Gain) loss on sale of operating assets — net	1	(1)	2	—	2
Income from operations of discontinued business — net of taxes	—	—	12	—	19
Gain on disposal of discontinued business — net of taxes	—	—	41	—	41
Cumulative effect of accounting change — net of taxes	—	—	—	—	(5)

Net Income (Loss)	$74	$(39)	$(125)	$35	$(271)

* Gross Profit includes $0, $6, and $29 of cost associated with restructuring activities for the three months ended March 31, 2004, December 31, 2003, and March 31, 2003, respectively, and $6 and $54 for the six months ended March 31, 2004 and 2003, respectively.

Agere Systems Inc.
Unaudited Condensed Consolidated Balance Sheets
(Millions)

	Mar 31	Dec 31	Sep 30
	2004	2003	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$763	$756	$744
Cash held in trust	16	16	21
Trade receivables	223	232	265
Inventories	146	120	122
Other current assets	70	76	52

TOTAL CURRENT ASSETS	1,218	1,200	1,204
Property, plant and equipment — net	710	743	778
Goodwill	119	119	109
Acquired intangible assets — net	10	11	13
Other assets	215	239	284

TOTAL ASSETS	$2,272	$2,312	$2,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$191	$203	$245
Short-term debt	153	179	195
Other current liabilities	492	578	582

TOTAL CURRENT LIABILITIES	836	960	1,022
Long-term debt	427	440	451
Other liabilities	407	403	404

TOTAL LIABILITIES	1,670	1,803	1,877

STOCKHOLDERS’ EQUITY	602	509	511

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,272	$2,312	$2,388

Agere Systems Inc.
Unaudited Cash Flow Measures
Three Months Ended March 31, 2004
(Millions)

		Restructuring
	Ongoing	and Related
	Operations	Activities	TOTAL
OPERATING ACTIVITIES
Gross profit (loss)	$208	$—	$208
Total operating expenses	200	7	207
Other income — net	4	—	4
Interest expense and income tax (benefit) provision	(69)	—	(69)
Net income (loss)	81	(7)	74
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Restructuring expense — net of cash payments	—	(11)	(11)
Depreciation and amortization	52	—	52
Other operating activities	(71)	(1)	(72)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	62	(19)	43
INVESTING ACTIVITIES
Capital expenditures	(13)	(2)	(15)
Other investing activities	4	—	4

NET CASH USED BY INVESTING ACTIVITIES	(9)	(2)	(11)

FINANCING ACTIVITIES
Other financing activities	(25)	—	(25)

NET CASH USED BY FINANCING ACTIVITIES	(25)	—	(25)

Net increase (decrease) in cash and cash equivalents	28	(21)	7

Cash and cash equivalents at beginning of period			756

Cash and cash equivalents at end of period			$763

Net Cash provided (used) by Operating Activities	$62	$(19)	$43
Capital Expenditures	(13)	(2)	(15)

Net Cash provided (used) by Operating Activities and Capital Expenditures	$49	$(21)	$28

Agere Systems Inc.
Unaudited Net Income Per Share Guidance

Quarter Ending
Jun 30
2004
Reconciliation of Pro Forma Net Income Per Share to Net Income Per Share
Pro Forma Net Income (High End of Range)	$0.01
Pro Forma Net Income (Low End of Range)	$0.00

Restructuring and other charges — net	0.00
Gain (loss) on sale of operating assets — net	0.00
Amortization of acquired intangible assets	0.00

0.00

Net Income (High End of Range)	$0.01
Net Income (Low End of the Range)	$0.00